EXHIBIT 23.3



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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in Amendment No. 1 to this registration statement on Form S-4 of Citizens Utilities Company of our report dated February 25, 1997, except for Note 8, as to which the date is October 23, 1997, on our audits of the consolidated financial statements of Ogden Telephone Company and Subsidiary. We also consent to the reference to our firm under the caption "Experts."










Coopers & Lybrand LLP



Rochester, New York
November 24, 1997